Exhibit 5.2

December 20, 2011

iPayment, Inc.

iPayment Holdings, Inc.

40 Burton Hills Boulevard, Suite 415

Nashville, Tennessee 37215

Ladies and Gentlemen:

We have acted as Nevada counsel for 1st National Processing, Inc., a Nevada corporation (“1st National”), and iFunds Cash Solutions, LLC, a Nevada limited liability company (“iFunds”, and collectively with 1st National, the “Nevada Guarantors”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), filed by iPayment, Inc., a Delaware corporation (the “Company”), iPayment Holdings, Inc., a Delaware corporation, the Nevada Guarantors and certain other guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $400,000,000 aggregate principal amount of the Company’s 10.25% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Nevada Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture dated as of May 6, 2011 (as hereafter amended and supplemented, the “Indenture”), among the Company, the Nevada Guarantors, certain other guarantors and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee under the Indenture (in such capacity, the “Trustee”). The Exchange Notes will be offered by the Company in exchange for up to $400,000,000 aggregate principal amount of its outstanding 10.25% Senior Notes due 2018.

In connection with this opinion, we have examined copies of each of the following documents:

1. the Indenture, as supplemented by that First Supplemental Indenture dated October 7, 2011, among iAdvantage, LLC, a Delaware limited liability company, IPMT Transport, LLC, a Delaware limited liability company, the Company, the Trustee, and the other guarantors of the Indenture, including the Nevada Guarantors;

2. Articles of Incorporation of 1st National filed with the Nevada Secretary of State on March 2, 2001, as amended by Articles of Amendment to the Articles of Incorporation of 1st National filed with the Nevada Secretary of State on September 21, 2001, as further affected by Articles of Merger filed with the Nevada Secretary of State on December 31, 2008, and the Bylaws of 1st National, each as certified by an officer of 1st National;

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iPayment, Inc.

iPayment Holdings, Inc.

December 20, 2011

3. Articles of Organization of iFunds filed with the Nevada Secretary of State on October 1, 2007 and the Operating Agreement of iFunds dated October 1, 2007, each as certified by the sole manager of iFunds;

4. Certificates of Existence with Status in Good Standing of 1st National and iFunds issued by the Nevada Secretary of State on December 15, 2011 and December 16, 2011, respectively (the “Good Standing Certificates”);

5. Resolutions of the Board of Directors of 1st National dated April 26, 2011 and May 3, 2011;

6. Resolutions of the Sole Member of iFunds dated April 26, 2011 and May 3, 2011;

7. Written Consent of the Pricing Committee of the Company dated April 29, 2011;

8. Secretary’s Certificate dated May 6, 2011 of 1st National and certain other guarantors; and

9. Sole Manager’s Certificate dated May 6, 2011 of iFunds and a certain other guarantor.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials, and, as to matters of fact material to our opinions also without independent verification, on representations made in the Indenture and certificates and other inquiries of representatives of 1st National and iFunds.

When the phrase “known to us” or an equivalent phrase is used in this opinion, its purpose is to limit the statements it qualifies to the actual knowledge of lawyers in this firm responsible for preparation this opinion after such inquiry as they deemed appropriate. We have not examined any records of any court , administrative tribunal or other similar entity in connection with our opinion.

We have assumed the legal capacity and competence of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and the completeness of all documents reviewed by us.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

iPayment, Inc.

iPayment Holdings, Inc.

December 20, 2011

1. 1st National has been duly incorporated and is validly existing and in good standing under the law of the State of Nevada.

2. iFunds has been duly formed and is validly existing and in good standing under the law of the State of Nevada.

3. The Indenture has been duly authorized, executed and delivered by each of the Nevada Guarantors.

4. The Guarantees (a) have been duly authorized by each of the Nevada Guarantors and (b) when the Exchange Notes are duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange described in the Registration Statement, will have been duly issued by the Nevada Guarantors.

5. The issuance of the Guarantees by each Nevada Guarantor will not violate the Articles of Incorporation or the Bylaws of 1st National or the Articles of Organization or Operating Agreement of iFunds, or any Nevada statute, rule or regulation applicable to either Nevada Guarantor or any order known to us issued pursuant to any Nevada statute by any Nevada court or governmental agency or body having jurisdiction over either Nevada Guarantor or any of its properties.

The foregoing opinions are subject to the following exceptions, limitations and qualifications:

1. In rendering the opinions set forth in paragraphs 1 and 2 above as to the good standing of the Nevada Guarantors, we have relied exclusively on the Good Standing Certificates.

2. Our opinion in Paragraph 5, above, is based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to guarantors in note transactions; provided, further, that we express no opinion as to the application or requirements of federal or state securities, patent, trademark, copyright, antitrust and unfair competition, pension or employee benefit, labor, banking, insurance, fraudulent transfer or fraudulent conveyance, racketeering, environmental, health and safety or tax laws in respect of the transactions contemplated by or referred to in the Indenture or as a result of the Guarantees.

We express no opinion as to the law of any jurisdiction other than the State of Nevada.

This opinion is limited to the matters expressly stated herein. No implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting

iPayment, Inc.

iPayment Holdings, Inc.

December 20, 2011

from changes in law, changes in facts or any other matters that hereafter might occur or be brought to our attention.

This opinion may be relied upon by you only in connection with the consummation of the transactions described herein and may not be used or relied upon by you or any other person for any other purpose, without in each instance our prior written consent. Copies of this opinion may be furnished to your counsel, White & Case LLP, which may rely upon the opinion set forth herein as though addressed to it, subject to the qualifications and limitations related thereto. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal matters” in the prospectus that is included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ballard Spahr LLP